As filed with the Securities and Exchange Commission on November 23, 2021
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

IRIS ENERGY LIMITED
(Exact name of registrant as specified in its charter)

Australia (State or other jurisdiction of incorporation or organization)	Not Applicable (IRS Employer Identification No.)

Level 21, 60 Margaret Street
Sydney, NSW 2000 Australia
(Address of Principal Executive Offices)

Iris Energy 2021 Executive Director Long-term Target Option Plan
Iris Energy 2021 Executive Director Liquidity and Price Target Option Plan
Iris Energy 2021 Non-Executive Director Option Plan
Iris Energy 2021 Employee Option Plan
(Full title of the plan)

Cogency Global Inc.
122 E. 42nd Street, 18th Floor
New York, New York 10168
(Name and address of agent for service)

(800) 221-0102
 (Telephone number, including area code, of agent for service)

Copy to:
Ian Schuman	Joanna Brand
Stelios G. Saffos	Iris Energy Limited
Drew Capurro	Level 21, 60 Margaret Street
Latham & Watkins LLP	Sydney, NSW 2000 Australia
1271 Avenue of the Americas	+61 2 7906 8301
New York, New York 10020
(212) 906-1200

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☐
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Ordinary Shares, no par value
2021 Executive Director Long-term Target Option Plan	4,800,000 (2)	$75.00 (6)	$360,000,000.00	$33,372.00
2021 Executive Director Liquidity and Price Target Option Plan	2,000,000 (3)	$3.61(7)	$7,220,000.00	$670.00
2021 Non-Executive Director Option Plan	134,652 (4)	$11.58 (8)	$1,559,271.00	$145.00
2021 Employee Option Plan	114,730 (5)	$21.54 (9)	$2,471,285.00	$230.00
Total	7,049,382	—	$371,250,556.00	$34,417.00

(1)
Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional ordinary shares, no par value per share (“Ordinary Shares”), of Iris Energy Limited (the “Company”) that become issuable under the Company’s 2021 Executive Director Long-term Target Option Plan (the “2021 EDLTO Plan”), the 2021 Executive Director Liquidity and Price Target Option Plan (the “2021 EDLPT Plan”), the 2021 Non-Executive Director Option Plan (the “2021 NED Plan”), the 2021 Employee Option Plan (the “2021 Option Plan”) by reason of any share dividend, share split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding Ordinary Shares.

(2)	Represents Ordinary Shares issuable upon the exercise of options outstanding under the 2021 EDLTO Plan.

(3)	Represents Ordinary Shares issuable upon the exercise of options outstanding under the 2021 EDLPT Plan.

(4)	Represents Ordinary Shares issuable upon the exercise of options outstanding under the 2021 NED Plan.

(5)	Represents Ordinary Shares issuable upon the exercise of options outstanding under the 2021 Option Plan.

(6)
Estimated in accordance with Rule 457(h) of the Securities Act solely for the purpose of calculating the registration fee on the basis of the exercise price of $75.00 per share for outstanding options exercisable for Ordinary Shares granted under the 2021 EDLTO Plan.

(7)
Estimated in accordance with Rule 457(h) of the Securities Act solely for the purpose of calculating the registration fee on the basis of the exercise price of $3.61 per share (assuming the noon buying rate of the Federal Reserve Bank of New York on September 30, 2021, which was A$1.00 to $0.7228)  for outstanding options exercisable for Ordinary Shares granted under the 2021 EDLPT Plan.

(8)
Estimated in accordance with Rule 457(h) of the Securities Act solely for the purpose of calculating the registration fee on the basis of the weighted-average exercise price of $11.58 per share (assuming the noon buying rate of the Federal Reserve Bank of New York on September 30, 2021, which was A$1.00 to $0.7228) for outstanding options exercisable for Ordinary Shares granted under the 2021 NED Plan.

(9)
Estimated in accordance with Rule 457(h) of the Securities Act solely for the purpose of calculating the registration fee on the basis of the weighted-average exercise price of $21.54 per share (assuming the noon buying rate of the Federal Reserve Bank of New York on September 30, 2021, which was A$1.00 to $0.7228) for outstanding options exercisable for Ordinary Shares granted under the 2021 Option Plan.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information.

Not required to be filed with this Registration Statement.

Item 2. Registrant Information and Employee Plan Annual Information.

Not required to be filed with this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed or to be filed (other than portions of those documents furnished or otherwise not deemed filed) by the Company with the Securities and Exchange Commission (the “Commission”) are incorporated into this Registration Statement by reference, as of their respective dates:

(1)
The Company’s prospectus dated November 16, 2021 and filed with the Commission pursuant to Rule 424(b)(4) under the Securities Act relating to the Registration Statement on Form F-1, as amended (File No. 333-260488) on November 18, 2021; and

(2)
The description of the Company’s Ordinary Shares contained in the Company’s Registration Statement on Form 8-A dated November 16, 2021 (File No. 001-41072) filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities then remaining unsold shall be deregistered, shall be deemed to be incorporated by reference in the Registration Statement and to be a part thereof from the date of the filing of such documents.

For purposes of this Registration Statement and the related prospectus, any statement contained in a document incorporated or deemed to be incorporated by reference shall be deemed to be modified or superseded to the extent that a statement contained herein or in a subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or replaces such statement.  Any statement so modified shall not be deemed in its unmodified form to constitute part of this Registration Statement or the related prospectus.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

The Company’s Constitution provides for indemnification of the Company’s officers and directors to the full extent permitted by applicable law.

In addition, the Company has entered into agreements to indemnify its directors and executive officers containing provisions, which are in some respects broader than the specific indemnification provisions contained in the Company’s Constitution. The indemnification agreements require the Company, among other things, to indemnify such persons against expenses, including attorneys’ fees, judgments, liabilities, fines and settlement amounts incurred by any such person in actions or proceedings, including actions by the Company or in the Company’s right, that may arise by reason of their status or service as the Company’s director or executive officer and to advance expenses incurred by them in connection with any such proceedings.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is theretofore unenforceable.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

The following documents are filed as exhibits to this Registration Statement:

Exhibit Number	Exhibit Index

4.1	Constitution of the Registrant, as currently in effect.

5.1*	Opinion of Clifford Chance LLP.

23.1*	Consent of Armanino LLP, independent registered public accounting firm.

23.2*	Consent of Clifford Chance LLP (included in Exhibit 5.1).

24.1*	Power of Attorney (included on the signature page hereto).

99.1	2021 Non-Executive Director Option Plan, and forms of award agreements thereunder.
__________________

* Filed herewith.

Item 9. Undertakings.

A. The Company hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

Provided, however, that paragraphs (A)(1)(i) and (A)(1)(ii) shall not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. The undersigned Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Sydney, Australia, on November 23, 2021.

IRIS ENERGY LIMITED

By	/s/ Daniel Roberts
Daniel Roberts
Co-Chief Executive Officer

By	/s/ William Roberts
William Roberts
Co-Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN AND WOMEN BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints each of Registrant’s principal executive officer and principal financial officer (currently Daniel Roberts and William Roberts, respectively) as such person’s true and lawful attorney-in-fact and agent, each acting alone, with full power of substitution and resubstitution, for and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and all documents relating thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto such attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing necessary or advisable to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents, each acting alone, or such person’s substitute or substitutes, lawfully may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Daniel Roberts	Co-Chief Executive Officer and Director (Principal Executive Officer)	November 23, 2021
Daniel Roberts

/s/ William Roberts	Co-Chief Executive Officer and Director (Principal Executive Officer and Principal Accounting Officer)	November 23, 2021
William Roberts

/s/ David Bartholomew	Director	November 23, 2021
David Bartholomew

/s/ Christopher Guzowski	Director	November 23, 2021
Christopher Guzowski

/s/ Michael Alfred	Director	November 23, 2021
Michael Alfred

SIGNATURE OF AUTHORIZED U.S. REPRESENTATIVE OF REGISTRANT

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Iris Energy Limited has signed this Registration Statement on November 23, 2021.

IRIS ENERGY LIMITED

By	/s/ Colleen A. De Vries
Colleen A. De Vries
Sr. Vice President on behalf of Cogency Global Inc.